EXHIBIT 10.A
WAIVER AND CONSENT
     THIS WAIVER AND CONSENT (herein called this “Waiver and Consent”) dated as of September 29, 2006, is among EL PASO EXPLORATION & PRODUCTION COMPANY (formerly El Paso Production Holding Company), EL PASO E&P COMPANY, L.P. (formerly El Paso Production Oil & Gas USA, L.P.) (individually, a “Borrower” and collectively, the “Borrowers”), and FORTIS CAPITAL CORP. (“Fortis”), as administrative agent (the “Administrative “Agent”) for the Lenders party to the Credit Agreement (as defined below).
W I T N E S S E T H :
     WHEREAS, El Paso Production Holding Company, El Paso Production Company, El Paso Energy Raton Corporation, El Paso Production GOM Inc. (collectively, the “Original Borrowers”), the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of October 19, 2005 (the “Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lenders became obligated to make loans and issue letters of credit to the Borrowers as therein provided;
     WHEREAS, pursuant to a reorganization plan implemented by El Paso Corporation on or about December 31, 2005, (i) the outstanding equity interests of El Paso Production Oil & Gas Company, El Paso Production Oil & Gas Holdings, Inc., El Paso Production Resale Company, El Paso Production Oil & Gas USA, L.P., El Paso Energy Oil Transmission, L.L.C. and El Paso Production Oil & Gas Gathering, L.P. were transferred, directly or indirectly, to El Paso Production Holding Company, (ii) El Paso Production GOM Inc. and El Paso Energy Raton Corporation merged into El Paso Production Oil & Gas USA, L.P., which thereby became a Borrower under the Credit Agreement, (iii) the name of El Paso Production Holding Company was changed to El Paso Exploration & Production Company, (iv) the name of El Paso Production Oil & Gas USA, L.P. was changed to El Paso E&P Company, L.P. and (v) the names of certain of the Guarantors were changed;
     WHEREAS, pursuant to a reorganization plan implemented by El Paso Corporation on or about June 30, 2006, (i) Medicine Bow Energy Corporation merged into El Paso Exploration & Production Company, (ii) Medicine Bow Operating Company merged into El Paso E&P Company, L.P., (iii) El Paso Production Company merged into El Paso E&P Company, L.P., and (iv) El Paso Production Oil & Gas Company changed its name to El Paso Exploration & Production Management, Inc.;
     WHEREAS, in connection with a proposed reorganization to be implemented on or about October 1, 2006, under which El Paso Exploration & Production Company would acquire the international oil and gas business of El Paso Corporation, the Borrowers have requested that the Administrative Agent and the Lenders waive the requirement under the Credit Agreement that the New Domestic Subsidiaries (as defined below) guarantee the obligations of the Borrowers under the Credit Agreement; and

     WHEREAS, the Administrative Agent and the Lenders are willing to grant such waiver on the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans and letters of credit that may hereafter be made or issued by the Lenders to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement have the same meanings whenever used in this Waiver and Consent.
     2. Waiver and Consent. The Lenders hereby consent to the following actions and agree that the taking of such actions shall not constitute a Default or an Event of Default:
     (a) Notwithstanding Section 7.9(a) of the Credit Agreement, each of El Paso Brazil, L.L.C., Potiguar I, L.L.C., Potiguar II, L.L.C., Potiguar 4A LLC, and Potiguar 4B LLC (the “New Domestic Subsidiaries”) shall not be required to guarantee the obligations of the Borrowers upon becoming a Domestic Restricted Subsidiary; and
     (b) Notwithstanding Sections 7.4 and 8.5 of the Credit Agreement, each New Domestic Subsidiary shall be permitted to take such action as is necessary (such as a merger or a transfer of assets followed by a liquidation) in order to convert from a Delaware limited liability company to a foreign entity or to transfer its assets to a foreign entity.
     3. Effective Date. This Waiver and Consent shall become effective (the “Effective Date”) when the Administrative Agent shall have received:
     (a) A counterpart of this Waiver and Consent executed and delivered by the Borrowers;
     (b) A certificate of a duly authorized officer of each Borrower to the effect that all of the representations and warranties set forth in Section 4 hereof are true and correct at and as of the time of such effectiveness and that there exists no Default or Event of Default under the Credit Agreement; and
     (c) A confirmation of guaranty from the Guarantors.
     4. Representations and Warranties of Borrowers. In order to induce the Lenders to enter into this Waiver and Consent, each of the Borrowers represents and warrants to the Lenders that:
     (a) The representations and warranties contained in Section 5 of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.

     (b) Such Borrower is authorized to execute and deliver this Waiver and Consent and such Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Such Borrower has duly taken all action necessary to authorize the execution and delivery of this Waiver and Consent and to authorize the performance of the obligations of such Borrower hereunder.
     (c) The execution and delivery by such Borrower of this Waiver and Consent, the performance by such Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provisions of law, statute, rule or regulation or of the certificate of incorporation and bylaws or certificate of limited partnership and agreement of limited partnership, as applicable, of such Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Borrower of this Waiver and Consent or to consummate the transactions contemplated hereby.
     (d) When duly executed and delivered, each of this Waiver and Consent and the Credit Agreement will be a legal and binding instrument and agreement of such Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.
     5. Ratification of Agreements. The Credit Agreement is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Waiver and Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
     6. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrowers herein shall survive the execution and delivery of this Waiver and Consent and the performance hereof, and shall further survive until all of the Obligations are paid in full. All representations, warranties, acknowledgements and agreements contained in Section 5 of the Credit Agreement are hereby reconfirmed on and as of the date hereof. All statements and agreements contained in any certificate or instrument delivered by any Borrower hereunder or under the Credit Agreement to the Lenders shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Borrower under this Waiver and Consent and under the Credit Agreement.
     7. Loan Documents. This Waiver and Consent is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     8. Governing Law. This Waiver and Consent shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.
     9. Counterparts. This Waiver and Consent may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Waiver and Consent.
     10. Effect of Waiver and Consent. Except as expressly waived or agreed herein, all covenants, obligations and agreements of the Borrowers contained in the Credit Agreement shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the waivers, consents and agreements set forth herein are limited precisely to the extent set forth herein and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Credit Agreement or any other documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights that the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the documents referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement and any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect, and the same are hereby ratified and confirmed by the Borrowers in all respects. The granting of the waivers and consents set forth herein does not and should not be construed to be an assurance or promise that the waivers or consents will be granted in the future whether for matters herein stated or on other unrelated matters.
     11. THIS WAIVER AND CONSENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.
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     IN WITNESS WHEREOF, this Waiver and Consent is executed as of the date first above written.

EL PASO EXPLORATION & PRODUCTION COMPANY

By:	/s/ Dane E. Whitehead

Name:	Dane E. Whitehead
Title:	President and Chief Financial Officer

EL PASO E&P COMPANY, L.P.

By:	El Paso Production Oil & Gas Company, its general partner

By:	/s/ Dane E. Whitehead

	Name:	Dane E. Whitehead
	Title:	President and Chief Financial Officer

FORTIS CAPITAL CORP., as Administrative Agent

By:	/s/ Deidre Sanborn

Name:	Deidre Sanborn
Title:	Senior Vice President

By:	/s/ Darrell Holley

Name:	Darrell Holley
Title:	Managing Director